Exhibit 2.1
PROLIANCE INTERNATIONAL, INC.
100 Gando Drive
New Haven, Connecticut 06513
July 24, 2009
Centrum Equities XV, LLC
c/o SSI Automotive, LLC
5111 Maryland Way, Suite 210
Brentwood, Tennessee 37027
Facsimile No.: (615) 221-1199
Attn: Roger Brown
Re: Amendment to Acquisition Agreement
Ladies and Gentlemen:
     Reference is hereby made to the Acquisition Agreement (the “Acquisition Agreement”), dated July 2, 2009, by and among Proliance International, Inc. and certain of its subsidiaries (collectively, “Sellers”) and Centrum Equities XV, LLC (“Buyer”). Capitalized terms used herein and not otherwise defined have the meanings given to them in the Acquisition Agreement.
     The undersigned wish to amend the Acquisition Agreement. Accordingly, the undersigned agree as follows:
     1. Break-Up Fee. (a) The third sentence of Section 6.2 of the Acquisition Agreement is hereby amended and restated in its entirety as follows:
The Break-Up Fee will equal $645,000, plus up to $137,500 of the reasonable, documented out-of-pocket expenses of Buyer incurred in connection with this Agreement and the transactions contemplated hereby (such amount, collectively with such expenses, the “Break-Up Fee”).
     (b) The signature page to the Acquisition Agreement is hereby amended by deleting the reference to the “Base Break-Up Fee.”
     2. Bid Procedures Order. Exhibit A to the Acquisition Agreement is replaced in its entirety with Exhibit A to this letter agreement.
     3. Amendment; No Further Effect. This letter agreement will be deemed to be an amendment of the Acquisition Agreement pursuant to Section 10.8 of the Acquisition Agreement. Except as expressly set forth herein, this letter agreement does not, by implication or otherwise, alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Acquisition Agreement.

     4. Miscellaneous. This letter agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures on each counterpart were actually upon one instrument.

PROLIANCE INTERNATIONAL, INC.
By:	/s/ Arlen F. Henock
	Name:	Arlen F. Henock
	Title:	Executive Vice President and Chief Financial Officer

AFTERMARKET LLC
By:	/s/ Arlen F. Henock
	Name:	Arlen F. Henock
	Title:	Vice President

PROLIANCE INTERNATIONAL HOLDING CORPORATION
By:	/s/ Arlen F. Henock
	Name:	Arlen F. Henock
	Title:	President

Accepted and agreed: CENTRUM EQUITIES XV, LLC
By:	/s/ Roger Brown
	Name:	Roger Brown
	Title:	LLC Manager

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